Exhibit 99.1

Liquidia Announces Pricing of Public Offering of Common Stock

RESEARCH TRIANGLE PARK, N.C., December 12, 2023 - Liquidia Corporation (NASDAQ: LQDA) announced today that it has priced an underwritten public offering of 3,491,620 shares of common stock at a public offering price of $7.16 for total gross proceeds of approximately $25.0 million, before deducting underwriting discounts and commissions and expenses payable by Liquidia. The offering is expected to close on December 14, 2023, subject to customary closing conditions.

BofA Securities acted as the sole book-running manager for the offering. BTIG acted as lead manager.

Net proceeds from the offering are expected to fund ongoing commercial development of YUTREPIA™ (treprostinil) inhalation powder, continue development of YUTREPIA in other clinical trials, including but not limited to trials for WHO Group 3 patients and pediatric patients, clinical development of L606 and for general corporate purposes.

The shares of common stock described above were offered by Liquidia pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Liquidia with the Securities and Exchange Commission (the “SEC”) on December 16, 2020, and declared effective by the SEC on December 23, 2020. The offering was made only by means of a written prospectus and prospectus supplement that formed part of the registration statement. A final prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available at the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255, or via email: dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD). Liquidia Technologies is also developing L606, an investigational liposomal formulation of treprostinil administered twice-daily with a short-duration next-generation nebulizer, for use in North America. Liquidia PAH provides the commercialization for pharmaceutical products to treat pulmonary disease, such as generic Treprostinil Injection.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding the closing of the offering, the use of proceeds from the offering, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The favorable decisions of the PTAB with respect to the ’793 patent is not determinative of the outcome of the appeal of the decision. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, including the timeline or outcome related to patent litigation in the U.S. District Court for the District of Delaware or inter partes review proceedings conducted at the PTAB, including appeals of decisions in any such proceedings, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, the impact of the coronavirus (COVID-19) outbreak on our Company and our financial condition and results of operations, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media & Investors:
Jason Adair
Chief Business Officer

919.328.4400
jason.adair@liquidia.com